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                                                                   EXHIBIT 10.28

                                  Exhibit "8"

                            NONCOMPETITON AGREEMENT

          This Agreement ("Agreement") dated as of December 31, 1995 between and among IWN, L.P., a limited partnership formed under the laws of the State of Delaware, with its executive offices located at 5966 La Place Court, Carlsbad, California 92008 ("Partnership"), IWN, Inc., a Delaware corporation, with its executive offices located at 5966 La Place Court, Carlsbad, California 92008 ("IWN") and NTN Communications, Inc., a Delaware corporation, with its executive offices located at 5966 La Place Court, Carlsbad, California 92008 ("NTN").

                                  BACKGROUND

          Effective as of the date hereof, the Partnership has acquired by license and otherwise, certain of the business assets of NTN and IWN which involve two-way interactive, computerized broadcast systems ("Systems") and certain other related technology ("Technology") used for Gaming Application (as that term is described herein), all as more fully described in a certain Investment Agreement dated as of December 31, 1995 ("Investment Agreement"), among NTN, IWN and Symphony Management Associates, Inc. ("Symphony").

          In connection with the Investment Agreement, NTN and IWN shall assign, transfer and sell certain of its assets related to the Partnership Business (as that term is defined in the Investment Agreement) and each of NTN, IWN, Symphony and Symphony IWN Investment LLC shall execute and deliver noncompetition agreements substantially in the form of this Agreement.

          In order to induce NTN to consummate the transactions contemplated by the Investment Agreement, IWN and the Partnership are willing to make the covenants and agreements herein set forth.

          In consideration of the mutual covenants herein contained and of the mutual benefits, and intending to be legally bound hereby, the Partnership agrees as follows:

          1. IWN and the Partnership hereby acknowledge and agree that all proprietary and confidential documents, records, techniques, formulas, processes and other business secrets and confidential information which have come into its possession related to the Systems and the Technology other than in connection with Gaming Applications (collectively, "Interactive Technologies") from time-to-time which have been used in connection with the Partnership Business prior to the date hereof or could be used in connection with the Partnership Business in the future shall be deemed to be confidential and proprietary to NTN and IWN, as the case may be, whether written or oral, and, if oral, if it is identified as "confidential" prior to disclosure and which, by virtue of the nature of the circumstances
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surrounding such disclosure should be considered, in good faith, to be treated as proprietary and confidential.

          2. IWN and the Partnership shall keep confidential and not divulge to any other person any of the business secrets and confidential information of NTN which, without limitation, relates to such matters as NTN's business finances and operations, NTN's materials, processes, equipment, techniques, plans,formulae, know-how used or related to NTN's business (the Interactive Technologies as they relate to non-Gamimg Applications), the names of NTN's customers and their requirements and the names of NTN's suppliersfollowing the date hereof.

               ALL OF NTN's business secrets and confidential information shall, subject to any licenses and sublicenses between the parties, shall be the sole and exclusive property of NTN and IWN.

          3. For a period of three (3) years from the date hereof, neither IWN, the Partnership, nor any of its respective directors, officers, owners, employees, or affiliates shall compete directly or indirectly, or participate directly or indirectly, as agent, representative or otherwise, or as a stockholder, joint venturer, partner or otherwise, or have any direct or indirect material financial interest, including without limitation the interest of a creditor, in any form in any business competing directly or indirectly with the business of NTN as presently conducted or with any business of NTN involving the research, development, marketing, manufacture, distribution, sale or license of Systems and Interactive Technologies anywhere in the world other than for Gaming Applications. Ownership by IWN, the Partnership and its respective owners, directors, officers, employees or affiliates of (1) any stock of NTN in any amounts whatsoever, and (ii) of other stock other than NTN's stock which is listed on a national securities exchange of any corporation conducting such competing business, shall not be deemed a violation of this Section 1, provided that with respect to clause (ii), that IWN, the Partnership and its respective associates (as such term is defined in Regulation 14A of the Securities Exchange Act of 1934, as in effect on the date hereof) collectively do not own more than an aggregate of 5% of the stock of such entity. For purposes of this Agreement, "Gaming Applications" shall mean any interaction where any sum of money is risked on an uncertain outcome, such as casino gaming, pari-mutuel wagering, lottery, sports betting, bingo, or other forms of gaming or wagering.

          4. For a period of three (3) years after the date hereof, IWN and the Partnership shall not (1) induce or attempt to induce, directly or indirectly, any customer of NTN to cease doing business in whole or in part with NTN or solicit the

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business of any such customer for any products or services which compete with any of the products or own account or for any other person (including without limitation any firm, corporation, association or business employee of NTN) to leave his employment with NTN or induce or attempt to induce any such employee to breach his employment agreement with NTN.

          5. In the event of a breach or any threatened breach by IWN or the Partnership of the provisions of this Agreement, NTN shall be entitled to an injunction restraining IWN or the Partnership from participation in violation of this Agreement in any business which competes directly or indirectly with any of the business of NTN as currently being conducted or with any business of NTN involving the research, development, manufacture, distribution, sale or license of Systems and Interactive Technologies anywhere in the world other than for Gaming Applications. Nothing contained in this Agreement shall be construed as prohibiting NTN from pursuing any other remedies available to it for any such breach or threatened breach, including without limitation the recovery of damages from the Partnership and any third parties. The covenants contained in this Agreement shall run in favor of NTN and their respective successors and assigns and shall survive the expiration or earlier termination of this Agreement.

               In the event of any breach by IWN or the Partnership of the provisions of Sections 3 and 4 of this Agreement, the time periods set forth in such paragraphs shall be extended by the length(s) of time during which such breach was continuing.

          6. This Agreement shall not be assigned by the parties hereto except that NTN shall have the right to assign its rights hereunder or any successor in interest of NTN, as the case may be, whether by merger, consolidation, purchase of assets or otherwise.

          7. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand, telecopied or mailed by first class, registered mail, return receipt requested, postage fees prepaid, or by overnight courier of national reputation addressed as follows:

     (a)  If to NTN:     NTN Communications, Inc.
                         5966 La Place Court
                         Carlsbad, California 92008
                         Attention: Chief Executive Officer
                         Telecopier No.: 619-929-5289

     with a copy to:     Troy & Gould, Professional Corporation
                         1801 Century Park East, 16th Floor

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                    Los Angeles, California 90067
                    Attention: William D. Gould, Esquire
                    Telecopier No.: 310-201-4746

     (b)  If to IWN or the Partnership:

                    c/o IWN, Inc.
                    5966 La Place Court
                    Carlsbad, California 92008
                    Attention: Chief Executive Officer
                    Telecopier No.: 619-930-1174

               and

                    c/o Symphony Management Associates, Inc.
                    900 Bestgate Road, Suite 400
                    Annapolis, Maryland 21401
                    Attention: Chief Financial Officer
                    Telecopier No.: 410-573-5205

               and

                    Stradley, Ronon, Stevens & Young, LLP
                    2600 One Commerce Square
                    Philadelphia, PA 19103-7098
                    Attention: William R. Sasso, Esquire
                    Telecopier No.: 215-564-8120

               Addresses and telecopier numbers may be changed by notice in writing signed by the addressees.

          8. This Agreement embodies the entire agreement and understanding related to the subject matter hereof between the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of Delaware.

          9. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, it shall be enforced to the extent permitted by law and the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of

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law which renders any portion of this Agreement invalid, illegal or unenforceable in any respect.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.